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                                                                   EXHIBIT 10.8

                            PATENT LICENSE AGREEMENT

         This PATENT LICENSE AGREEMENT (this "Agreement"), dated December 5, 2003, (the "Effective Date") is made and entered into by and between N.V. Nutricia, a company organized under the laws of The Netherlands (hereinafter the "Licensor"), and General Nutrition Investment Company, an Arizona corporation (hereinafter the "Licensee").

         WHEREAS, Licensor is the owner of technology covered by certain Patent Rights (hereinafter defined) related to certain compositions that may be suitable for sale by Licensee.

         WHEREAS, Licensee desires to acquire a non-exclusive right and license from Licensor for restricted exploitation of the Patent Rights within the Protected Business (as defined in that certain Purchase Agreement, dated as of October 16, 2003, among Royal Numico N.V., Numico USA, Inc. and Apollo GNC Holding, Inc., as amended (the "Purchase Agreement")) in order to develop, manufacture, have manufactured, market, offer for sale and sell certain product compositions.

         WHEREAS, Licensor desires to grant such right and license to Licensee.

         WHEREAS, this Agreement is made pursuant to and is subject to the terms and conditions of the Purchase Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS

         1.1 As used in this Agreement, the capitalized terms set forth herein shall have the following meanings:

                  (a) "LICENSED PRODUCTS" means a product composition that is sold only within the Protected Business, which if made, used or sold by Licensee, in the absence of the rights and license granted under this Agreement, would infringe one or more claims of the Patent Rights.

                  (b) "PATENT RIGHTS" means (i) the patent applications (the "Patent Applications") set forth in Exhibit A, attached hereto and incorporated herein, and (ii) any counterpart patents or patent applications that are equivalents of the Patent Applications issued, granted or filed in any country other than the original filing country (the "Counterpart Patents"), exclusive of any continuation, continuation-in-part, divisional, reexamination, reissue or any other patent right of the Patent Applications not expressly set forth herein.

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                  (c)      "TERM" means the term of this Agreement as further
         defined in Article 7 below.

         1.2 Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Purchase Agreement.

2.       LICENSE GRANT

         2.1 Licensor hereby grants to Licensee, subject to the terms and conditions of this Agreement, a personal, non-exclusive, royalty-free right and license, without the right to sublicense, except as expressly provided in
Section 2.2, under the Patent Rights to make, have made, use, offer for sale and sell Licensed Products solely within the Protected Business.

         2.2 The right and license granted to Licensee is personal to Licensee. Licensee shall not at any time: (a) sublicense such rights, or assign or transfer such right and license granted herein to any Person, except an Affiliate of Licensee, without the prior written consent of Licensor; nor (b) permit any Lien upon such right and license. Notwithstanding the foregoing, this Agreement shall be assignable as of right with any transfer of substantially all of the assets and the entire business associated therewith by the Licensee or its Affiliate, provided that: (i) Licensee is in full compliance with all of the terms and conditions of this Agreement; (ii) the acquiror of such assets and business agrees in writing to assume all obligations of Licensee or its Affiliate under this Agreement pursuant to an instrument in form and substance reasonably satisfactory to Licensor; and (iii) Licensee or its Affiliate gives Licensor prior written notice of such transfer and the identity of such acquirer. Any attempted assignment or other transfer in contravention of this
Section 2.2 shall be void and ineffective.

         2.3 Licensee shall restrict its practice of the Patent Rights to Licensed Products within the Protected Business only, and covenants not to practice the Patent Rights for any purpose outside the Protected Business.

         2.4 Notwithstanding anything to the contrary in this Agreement, Licensee agrees to accept the right and license granted in this Article 2 subject to any outstanding licenses or other rights of third parties under agreements executed by Licensor prior or subsequent to the date of this Agreement.

3.       MARKING

         3.1 Licensee agrees to lawfully mark all Licensed Products (or their containers or labels) with a proper patent marking based on the Patent Rights pursuant to the U.S. Code Title 35 or any other international marking requirements.

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4.       PROSECUTION AND MAINTENANCE

         4.1 Licensor may, as it determines in its sole discretion: (a) prosecute any and all U.S. and foreign patent applications included in or related to the Patent Rights (the "Prosecution"); and (b) pay maintenance or annuity fees of any and all U.S. and foreign patents which result from the Patent Rights (the "Maintenance"). Upon Licensee's written request, Licensor will furnish copies of specifically requested Patent Rights-related documents to Licensee.

         4.2 In the event Licensor decides not to pursue Prosecution or Maintenance of any of the Patent Rights, Licensor shall provide reasonable notice to Licensee thereof. If Licensee desires, at its sole cost, expense and discretion, to assume and continue the obligations of Prosecution or Maintenance of such Patent Rights, upon request by Licensee, Licensor shall execute and deliver such documents and perform such acts as may be reasonably necessary to effect assignment of all right, title and interest in and to such Patent Rights to Licensee, subject to any outstanding rights or licenses granted prior to such assignment, without further consideration from Licensee.

         4.3 In the event that letters patent are issued or granted based on any patent application so assigned in accordance with Section 4.2, Licensee shall restrict its practice of such letters patent to making, having made, using, offering for sale and selling products covered by the claims of such letters patent within the Protected Business and hereby grants to Licensor an exclusive, royalty-free right and license, with the right to sublicense, under such letters patent to make, have made, use, offer for sale and sell any products covered by the claims of such letters patent outside the Protected Business and, except where the context otherwise requires, on such other terms as the Patent Rights provided in this Agreement as if such Patent Rights included such letters patent, Licensor as the Licensee hereunder with respect to such letters patent and Licensee as the Licensor hereunder with respect to such letters patent.

5.       INFRINGEMENT BY THIRD PARTIES

         5.1 Each party shall promptly give notice to the other of any actual or potential infringement of any Patent Right by any third party that becomes known to such first-mentioned party. Licensor shall have the first right to take such action it determines, in its sole discretion, to be necessary to terminate or prevent any actual or potential infringement of such Patent Right. If Licensor has not taken any action (including an informed decision to take no action) within one hundred twenty (120) days from such first-mentioned party's notice, Licensee may submit to Licensor a notice that Licensee will take such action as Licensee reasonably determines is necessary to terminate or prevent the infringement, including filing suit to the extent provided by any applicable law, rule or regulation, unless Licensor notifies Licensee that Licensor will file suit

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or otherwise terminate such infringement within thirty (30) days after
Licensor's receipt of such notice from Licensee.

         5.2 In the event Licensor files suit to stop infringement, Licensor may enter into any settlement, consent judgment or other voluntary final disposition of such suit at its sole discretion. In the event Licensee elects to join Licensor in any such suit or action, Licensee shall pay it's own attorneys' fees and costs of its participation in such suit or action. Regardless if Licensee joins or does not join Licensor in any such suit or action, upon request by Licensor, Licensee shall cooperate with Licensor in such suit or action. In the event Licensor requests Licensee to join Licensor in participation in such suit or action, Licensee shall have the right to consult with Licensor and be represented by counsel at Licensor's sole expense. Any recovery of damages from any suit or action brought by Licensor, where Licensee has joined Licensor, shall be shared equally by the parties, after recovery by Licensor of its costs and expenses in connection therewith, including attorney's fees.

         5.3 In the event Licensee solely files suit to stop infringement, Licensee may enter into any settlement, consent judgment or other voluntary final disposition of such suit subject to Licensor's approval. Any recovery of damages from any suit or action brought solely by Licensee shall be retained by Licensee.

6.       COSTS; EXPENSES AND TAXES

         6.1 Except as otherwise provided herein, each party shall bear its own costs and expenses incurred by it in performing its obligations hereunder.

         6.2 Each party shall be responsible for payment of any applicable sales, use and income taxes, including any privilege or excise taxes in the nature of sales or use taxes, and other similar charges imposed upon it by any jurisdiction arising from the performance of its obligations under this Agreement.

7.       TERM AND TERMINATION

         7.1 The Term of this Agreement shall run from the Effective Date of this Agreement and shall terminate automatically upon the expiration or extinguishment of all of the Patent Rights set forth in Exhibit A and all letters patent that may be issued as contemplated by Section 4.3, subject to early termination, as set forth herein below:

                  (a) Either party shall have the right to terminate this Agreement without judicial resolution upon written notice to the other party of a material breach of any provision of this Agreement by such other party that is not cured within sixty (60) days after such notice.

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                  (b)      This Agreement shall be terminated immediately upon
         Licensor and Licensee reaching mutual agreement to so terminate this Agreement.

                  (c) Licensee may terminate this Agreement without cause upon sixty (60) days notice to Licensor.

                  (d) This Agreement shall automatically terminate, without requirement of notice, upon the occurrence of any of the following:

                           (i) any attempt by Licensee to assign or otherwise transfer its interest in whole or in part, in this Agreement voluntarily or by operation of law to any other third party except as otherwise permitted herein; or

                           (ii)     a cessation by Licensee of all or
                  substantially all of its business, or

                           (iii) a petition in bankruptcy or reorganization is filed by Licensee under any applicable bankruptcy law now or hereafter in force or shall be filed against Licensee and not vacated or dismissed within sixty (60) days after such filing; or Licensee shall make an assignment for the benefit of its creditors, or a receiver, trustee, liquidator or custodian shall be appointed for all or a substantial part of Licensee's property, and the order of appointment is not vacated or dismissed within sixty (60) days after it is made; or all or any material portion of Licensee's property shall be sequestered, and the order of sequestration is not vacated or dismissed within sixty (60) days after it is entered; or Licensee shall generally fail or admit in writing its inability to pay its debts as such debts become due and payable.

         7.2 The following provisions of this Agreement shall survive termination: Sections 7.3, 7.4 and 7.5, and Articles 6, 8, 9 and 10.

         7.3 Neither party shall be relieved of any obligation or liability under this Agreement arising from any act or omission committed prior to the effective date of such termination.

         7.4      Upon termination of this Agreement for any reason, and for one
(1) year following the effective date of termination, Licensee may continue to sell any inventory of Licensed Products in its possession or control which was manufactured, for which Licensee had issued binding commitments to manufacture or for which Licensee had purchased or ordered raw materials to manufacture (all in the ordinary course of business) prior to the effective date of termination.

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         7.5      Except as specified in Section 7.4, from and after any
termination of this Agreement, Licensee shall not make or have made, use or have used or sell or have sold any Licensed Products under any of the Patent Rights.

         7.6 The rights and remedies granted herein, and any other rights or remedies which the parties may have, either at law or in equity, are cumulative and not exclusive of others.

8.       LIMITATIONS OF WARRANTIES

         8.1 PATENT RIGHTS ARE PROVIDED "AS IS" WITH NO WARRANTIES OR REPRESENTATIONS OF ANY KIND, AND LICENSOR EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

9.       INDEMNIFICATION

         9.1 Licensee shall indemnify, defend and hold harmless Licensor and its Affiliates against all damages, costs, and expenses, including reasonable attorney's fees, arising or resulting from, but not limited to, Licensee making, having made, using, offering for sale or selling the Licensed Products based upon the Patent Rights in whatever form, provided that Licensor promptly notifies Licensee in writing of any claim or action, Licensee has sole control of the defense and all related settlement negotiations, Licensor will reasonably cooperate, at Licensee's expense, in the defense of such claim or action and Licensor may fully participate to protect its own interests, at Licensee's expense, if Licensor determines that such participation is necessary.

10.      LIMITATION OF LIABILITY

         10.1 Neither Licensor nor its Affiliates will be responsible for any injury to or death of persons, or damage to or destruction of materials, or other property, or for any other loss, damage, or injury of any kind whatsoever resulting from Licensee making, having made, using, offering for sale or selling of the Licensed Products based upon the Patent Rights.

11.      GENERAL PROVISIONS

         11.1 Under the terms of this Agreement, Licensor and Licensee are independent contractors. Neither party is an employee, agent, partner or representative of the other party. Nothing contained herein shall be deemed to create a joint venture relationship between the parties. Each party specifically acknowledges that it does not have authority to incur any obligations or responsibilities on behalf of the other party.

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         11.2     All notices required or permitted to be given by one party to the other under this Agreement shall be sufficient if sent by certified mail, return receipt requested, by a nationally recognized courier or by hand delivery to the parties at the respective addresses set forth below or to such other address as the party to receive the notice has designated by notice to the other party:

Licensor:                                Licensee:
N.V. Nutricia                            General Nutrition Investment Company
Bosrandweg 20                            300 Sixth Street
6704 PH Wageningen                       Pittsburgh, Pennsylvania 15222
Netherlands                              Fax No.________________________
Fax No.________________                  Attn: _________________________
Attn: _________________

         All notices shall be effective upon receipt or refusal of delivery by the party being notified. Either party may change its address, etc., by giving notice of such change as provided herein, provided that such notice is effective only on receipt.

         11.3 Licensee shall not use the name of the Licensor or any of its Affiliates in any advertising, marketing or sales without the prior written consent of Licensor, except that Licensee may state that the Licensed Products are licensed under the Patent Rights, Licensee may mark the Licensed Products pursuant to Section 3 of this Agreement and Licensee may use Licensor's name in various documents used by Licensee for capital raising and financing without such prior written consent only to the extent such use is required by any U.S. federal law or regulation. However, by entering into this Agreement, Licensor does not directly or indirectly endorse any Licensed Products and Licensee shall not state or imply that this Agreement is an endorsement by Licensor.

         11.4 No waiver of the terms and conditions of this Agreement, or the failure of either party to strictly enforce any such term or condition on one or more occasions, shall be construed as a waiver of the same or of any other term or condition of this Agreement on any other occasion.

         11.5 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to any principles of conflicts of laws. The parties hereby consent to the jurisdiction and venue of the United States district courts sitting in the State of New York and any courts of the State of New York in which any suit, action or proceeding is brought arising under this Agreement. The parties hereby waive any claim of forum non conveniens in any suit, action or proceeding brought in any of the above-mentioned courts. Licensor and Licensee agree that service of process in any such suit, action or proceeding shall be effective if in writing, delivered in

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any manner permitted in Section 11.2 hereof and actually received by the addressee.

         11.6 If any provision in this Agreement may be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the meaning of such provision shall be construed so as to render it enforceable to the extent feasible. If no feasible interpretation would save such provision, it shall be severed from this Agreement and the remainder shall remain in full force and effect. However, in the event such provision is considered an essential element of this Agreement, the parties shall promptly negotiate alternative, reasonably equivalent, enforceable terms.

         11.7 Licensee shall comply with all laws, rules and regulations applicable to the performance of its obligations hereunder, including, without limitation, all import/export laws, restrictions, controls and regulations relating to the Patent Rights and/or Licensed Products.

         11.8 Subject to the Purchase Agreement, the terms and conditions contained in this Agreement, including the attached Exhibit A, supersede all prior oral or written understandings between the parties with respect to the subject matter thereof, and constitutes the entire agreement of the parties with respect to such subject matter. All prior negotiations, representations, agreements, and understandings are merged into, extinguished by and completely expressed by this Agreement. Such terms and conditions shall not be modified or amended except by a writing signed by authorized representatives of both parties.

         11.9 This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. A signature page of this Agreement executed and transmitted via facsimile or electronic mail shall be deemed an original for all purposes.

         11.10 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted assigns and successors.

                            [SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed below by their duly authorized representatives.

N.V. Nutricia                                General Nutrition Corporation

By: /s/ Bert Moulet                          BY: /s/ James Sander
    ---------------------------                  -----------------------------

Printed Name: Bert Moulet                    Printed Name: James Sander

Title: EVP                                   Title: VP

                                       9

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                                    EXHIBIT A

                                       APPLICATION                    PUBLICATION    ISSUE
               TITLE                      NUMBER         DATE FILED     NUMBER        DATE      COUNTRY
---------------------------------    ----------------    ----------  -------------   ------    ---------
Soft Drink Replacer                   US 10/279,968      10/25/2002      US                     United
                                                                     2003/0134027               States

                                      PCT/NL02/00857     12/20/2002  WO 03/053 169               PCT

Preparation for the Prevention        PCT/NL02/00186     03/22/2002  WO 02/076241                PCT
and/or Treatment of Altered Bone
Metabolism